                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement            [_] CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                 RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            SEI Investments Company
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the From or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date filed:

SEI
  Investments Notice of Annual Meeting
                       of Shareholders to be held May 21, 1998

                         SEI INVESTMENTS COMPANY
                         Oaks, PA 19456-1100

                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD MAY 21, 1998

                         The Annual Meeting of Shareholders of SEI Investments Company (the "Company"), a Pennsylvania business corporation, will be held at 10:00 a.m., local time, Thursday, May 21, 1998, at One Freedom Valley Drive, Oaks, PA 19456-1100 for the following purposes:

                       1. To elect two directors for a term expiring at the
                          2001 Annual Meeting;

                       2. To consider approval of the SEI Investments Company
                          1998 Equity Compensation Plan;

                       3. To consider approval of the SEI Investments Company
                          Employee Stock Purchase Plan, as amended and restated;

                       4. To ratify the selection of Arthur Andersen LLP as
                          the Company's auditors for 1998; and

                       5. To transact such other business as may properly come
                          before the Annual Meeting or any adjournments thereof.

                         Only shareholders of record at the close of business on April 7, 1998 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

                         By order of the Board of Directors,

                         William M. Doran
                         Secretary
                         April 24, 1998

                         YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         SEI INVESTMENTS COMPANY
                         Oaks, PA 19456-1100

                         PROXY STATEMENT

                         1998 ANNUAL MEETING OF SHAREHOLDERS

                         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEI Investments Company (the "Company") of proxies for use at the 1998 Annual Meeting of Shareholders of the Company to be held on May 21, 1998 (the "1998 Annual Meeting") and at any adjournments thereof. Action will be taken at the meeting upon the election of two directors, approval of the SEI Investments Company 1998 Equity Compensation Plan, approval of the SEI Investments Company Employee Stock Purchase Plan, as amended and restated, ratification of the selection of Arthur Andersen LLP as the Company's auditors for 1998, and such other business as may properly come before the meeting and any adjournments thereof. This Proxy Statement, the accompanying proxy card, and the Company's Annual Report for 1997 will first be sent to the Company's shareholders on or about April 24, 1998.

                         VOTING AT THE MEETING

                         Only the holders of the Company's Common Stock, par value $.01 per share ("Shares"), of record at the close of business on April 7, 1998 are entitled to vote at the 1998 Annual Meeting. On that date there were 17,813,363 Shares outstanding and entitled to be voted at the meeting. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of the Company. See "Ownership of Shares" for information regarding the ownership of Shares by directors, nominees, officers, and certain shareholders of the Company.
                            The Shares represented by each properly executed
                         proxy card will be voted in the manner specified by the shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the election to the Board of Directors of the nominees listed herein, FOR approval of the

                         SEI Investments Company 1998 Equity Compensation Plan, FOR the approval of the SEI Investments Company Employee Stock Purchase Plan, as amended and restated, and FOR ratification of the selection of Arthur Andersen LLP as the Company's auditors for 1998. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.
                            Execution of the accompanying proxy card will not
                         affect a shareholder's right to attend the 1998 Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted. Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker, or other record owner) records the fact of abstention or fails to vote (including broker non-votes) either in person or by proxy, such action is not considered a vote cast and will have no effect on the election of directors or voting upon Proposals two, three or four, but will be considered present for purposes of determining a quorum.

      (Proposal No. 1)   ELECTION OF DIRECTORS

                         The Board of Directors of the Company currently consists of six members and is divided into three classes, one class being comprised of three directors, one class being comprised of two directors and one class currently comprised of one director and one vacancy due to the death of a director. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation, or removal. Subject to shareholder approval at this meeting, two directors will be elected for the current class. This class will be elected at the 1998 Annual Meeting by a plurality of votes cast at the meeting.
                            Messrs. West and Doran, both of whom are current
                         members of the Board of Directors, have been nominated by the Board of Directors for election as directors at the 1998 Annual Meeting. Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary. The nominees have consented to be named and to serve if elected. The Company does not know of anything that would preclude the nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as the Board of Directors may recommend or the number of directors to be elected at the 1998 Annual Meeting will be reduced accordingly.

                            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                         THE SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. WEST AND DORAN AS DIRECTORS AT THE 1998 ANNUAL MEETING.

                            Set forth below is certain information concerning
                         Messrs. West and Doran and each of the four other current directors whose terms continue after the 1998 Annual Meeting.


                         Nominees for election at the 1998 Annual Meeting:

                         ALFRED P. WEST, JR., 55, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in 1968. From June 1979 until August 1990, Mr. West also served as the Company's President. He is a member of the Compensation Committee of the Board of Directors.

                         WILLIAM M. DORAN, 57, has been a director since March 1985 and is a member of the Compensation Committee of the Board of Directors. Mr. Doran is Secretary of the Company and since October 1976 has been a partner in the law firm of Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Mr. Doran is a trustee of SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Index Funds, SEI International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, The Arbor Fund, The Advisors' Inner Circle Fund, and The Marquis Funds, each of which is an investment company for which the Company's subsidiaries act as advisor, administrator and/or distributor.


                         Director continuing in office with a term expiring in 1999:

                         HENRY H. PORTER, JR., 63, has been a director since September 1981 and is a member of the Audit, Compensation and Stock Option Committees of the Board of Directors. Since June 1980, Mr. Porter has been a private investor and financial consultant. Mr. Porter is a member of the board of directors of Caldwell & Orkin Funds, Inc., which is an investment company.

                            On February 24, 1998 Donald C. Carroll, a director
                         since 1979, died, resulting in a vacancy in the class of directors with terms expiring in 1999. At this time, the Board of Directors is not proposing a nominee to fill the vacancy created by Mr. Carroll's death because it is currently in the process of reviewing candidates for such vacancy. It is anticipated that the Board of Directors will fill such vacancy within the next several months. Upon election by the Board of Directors, the new director will continue in office with a term expiring in 1999.


                         Directors continuing in office with terms expiring in 2000:

                         HENRY H. GREER, 60, has been a director since November 1979 and is a member of the Audit Committee of the Board of Directors. Mr. Greer has served as the Company's President and Chief Operating Officer since August 1990 and as the Company's Chief Financial Officer since September 1996. From May 1989 until August 1990, Mr. Greer served as President of the Company's Benefit Services Division under a consulting arrangement. For the eleven-year period prior to August 1990, Mr. Greer was President of the Trident Capital Group, a venture capital firm.

                         RICHARD B. LIEB, 50, has been an Executive Vice President of the Company since October 1990 and a director since 1994. Mr. Lieb was named President of the Company's Investment Systems and Services Unit in 1995. From 1986 to 1995, Mr. Lieb served in various executive positions with the Company.

                         CARMEN V. ROMEO, 54, has been an Executive Vice President of the Company since December 1985 and a director since June 1979. Mr. Romeo is President of the Company's Investment Advisory Group. Mr. Romeo was Treasurer and Chief Financial Officer of the Company from June 1979 until September 1996.

   Board and Committee   The Board of Directors of the Company held five
   Meetings              meetings in 1997. During the year, all current
                         directors attended at least 75% of all meetings of the Board of Directors and of the committees on which they served. Standing committees of the Board of Directors of the Company are the Audit Committee, Compensation Committee and Stock Option Committee.
                         Currently, the Audit Committee has two members, Messrs. Greer and Porter. Members of the Compensation
                         Committee are Messrs. West, Doran and Porter.
                         Currently, the sole member of the Stock Option
                         Committee is Mr. Porter. The Board of Directors anticipates that any candidate elected to fill the vacancy created by the death of Mr. Carroll would qualify as both a "Non-Employee Director" (as defined in Rule 16b-3 under the Exchange Act) and an "Outside
                         Director" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) and would join Mr. Porter on the Stock Option Committee and
                         Messrs. Greer and Porter on the Audit Committee.
                           During 1997, the Audit Committee met two times. The
                         principal functions of the Audit Committee are to review with management and the Company's independent public accountants the scope and results of the various audits conducted during the year; to discuss with management and the Company's independent public accountants the Company's annual financial statements; and to review fees paid to, and the scope of services provided by, the Company's independent public accountants.
                            During 1997, the Compensation Committee met four
                         times. The principal function of the Compensation
                         Committee is to administer the Company's compensation programs, including its stock option plans and bonus and incentive plans. The Compensation Committee also reviews with management and approves the salaries of senior corporate officers and employment agreements between the Company and senior corporate officers.
                            During 1997, the Stock Option Committee met one
                         time. The principal function of the Stock Option
                         Committee is to administer the Company's Stock Option
                         Plan. The Stock Option Committee was established in
                         February 1997.
                            The Board of Directors does not have a Nominating
                         Committee. The Board will consider nominees for election to the Board of Directors recommended by the Company's shareholders. All such recommendations should be submitted in writing to the Board of Directors at the Company's principal office.

                         OWNERSHIP OF SHARES

                         The following table contains information as of February 28, 1998 relating to the beneficial ownership of Shares by each of the members of the Board of Directors, the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, by members of the Board of Directors and the Company's officers as a group, and by the holders of 5% or more of the total Shares outstanding. As of February 28, 1998, there were 17,729,912 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of the Company. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the Shares listed.

                                                                        PERCENT
                NAME OF INDIVIDUAL                          NUMBER OF     OF
                OR IDENTITY OF GROUP                     SHARES OWNED CLASS (1)
                ---------------------------------------------------------------
                Alfred P. West, Jr.(/2/)................  5,223,537     29.4%
                William M. Doran(/3/) (/4/).............    804,320      4.5%
                Carmen V. Romeo(/3/) (/5/)..............    429,580      2.4%
                Henry H. Greer(/3/).....................    377,476      2.1%
                Richard B. Lieb(/3/)....................    217,250      1.2%
                Edward D. Loughlin(/3/).................    185,167      1.0%
                Henry H. Porter, Jr.(/3/)...............     62,000       *
                All executive officers and directors as
                 a group (10 persons)(/6/)..............  6,855,916     36.5%
                Thomas W. Smith(/7/)....................  1,812,300     10.2%
                Thomas N. Tryforos(/7/).................  1,444,814      8.1%
                ---------------------------------------------------------------

                       *  Less than one percent.
                      (1) Applicable percentage of ownership is based on
                          17,729,912 Shares of Common Stock outstanding on February 28, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options exercisable currently or within 60 days of February 28, 1998 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for Shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all Shares of Common Stock shown as beneficially owned by such shareholder.
                      (2) Includes an aggregate of 4,000 Shares held by Mr.
                          West's wife and 816,734 Shares held in trusts for the benefit of Mr. West's children, of which Mr. West's wife is a trustee or co-trustee. Mr. West disclaims beneficial ownership of the Shares held in trust. Also includes 756,250 Shares held by APWest Associates, L.P., a Delaware limited partnership of which Mr. West is the sole general partner. Also includes 18,000 Shares which may be acquired upon exercise of stock options exercisable within 60 days of February 28, 1998 by a trust, the beneficiaries of which are not related to

                          Mr. West, of which Mr. West is a trustee. Mr. West's address is c/o SEI Investments Company, Oaks, PA 19456-1100.
                      (3) Includes, with respect to Messrs. Doran, Porter,
                          Greer, Romeo, Lieb, and Loughlin, 12,000, 30,000, 341,500, 102,500, 148,250 and 177,750 Shares,
                          respectively, which may be acquired upon exercise of stock options exercisable within 60 days of February 28, 1998.
                      (4) Includes an aggregate of 699,000 Shares held in
                          trust for the benefit of Mr. West's children, of which Mr. Doran is a co-trustee and, accordingly, shares voting and investment power. Mr. Doran disclaims beneficial ownership of the Shares held in trust.
                      (5) Includes an aggregate of 5,000 Shares held in
                          custodianship for the benefit of Mr. Romeo's minor children, of which Mr. Romeo's brother is a custodian. Mr. Romeo disclaims beneficial ownership of the Shares held in custodianship.
                      (6) Includes 1,058,950 Shares which may be acquired upon
                          the exercise of stock options exercisable within 60 days of February 28, 1998.
                      (7) Messrs. Smith and Tryforos share voting and
                          investment power with respect to 1,437,000 Shares in their capacities as general partners to private investment limited partnerships and trustees of a profit sharing trust. Mr. Smith is the beneficial owner of an additional 100,300 Shares in his capacity as investment manager to certain managed accounts. Mr. Tryforos is the beneficial owner of an additional 790 Shares in his capacity as investment manager to certain managed accounts. In addition, Messrs. Smith and Tryforos own 275,000 and 7,024 Shares, respectively, for their own accounts. The address of Messrs. Smith and Tryforos is 323 Railroad Avenue, Greenwich, CT 06830.

                          EXECUTIVE COMPENSATION

                          The Summary Compensation Table set forth below includes individual compensation information on the Company's Chief Executive Officer and the Company's four other most highly paid executive officers for services rendered in all capacities for the years ended December 31, 1997, 1996 and 1995.

                              SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                  ANNUAL COMPENSATION    COMPENSATION AWARDS
                                  ------------------- --------------------------
                                                       SECURITIES    ALL OTHER
                           FISCAL  SALARY     BONUS    UNDERLYING   COMPENSATION
NAME & PRINCIPAL POSITION   YEAR   ($) (1)   ($) (2)  OPTIONS/SAR'S   ($) (3)
--------------------------------------------------------------------------------
Alfred P. West, Jr........  1997  $ 310,000 $ 365,000       -0-        $3,840
 Chairman of the Board and  1996  $ 310,000 $ 190,000       -0-        $3,600
 Chief Executive Officer    1995  $ 310,000 $ 240,000       -0-        $3,600
Henry H. Greer............  1997  $ 285,000 $ 290,000    15,000        $3,840
 Director, President,
  Chief Operating Officer   1996  $ 285,000 $ 165,000    15,000        $3,600
 and Chief Financial Offi-
  cer                       1995  $ 285,000 $ 215,000       -0-        $3,600
Richard B. Lieb...........  1997  $ 260,000 $ 315,000    20,000        $3,840
 Director and Executive     1996  $ 260,000 $ 190,000    15,000        $3,600
 Vice President             1995  $ 260,000 $ 265,000       -0-        $3,600
Edward D. Loughlin........  1997  $ 250,000 $ 275,000    15,000        $3,840
 Executive Vice President   1996  $ 250,000 $ 175,000    15,000        $3,600
                            1995  $ 250,000 $ 150,000       -0-        $3,600
Carmen V. Romeo...........  1997  $ 250,000 $ 275,000    25,000        $3,840
 Director and Executive
  Vice President            1996  $ 250,000 $ 200,000    15,000        $3,600
                            1995  $ 250,000 $ 150,000       -0-        $3,600
--------------------------------------------------------------------------------

(1) Compensation deferred at the election of the executive, pursuant to the Company's Capital Accumulation Plan ("CAP"), is included in the year earned.
(2) Cash bonuses for services rendered during 1997, 1996 and 1995 have been listed in the year earned, but were actually paid in the following fiscal year.
(3) The stated amounts are Company matching contributions to the CAP.

                            The Company has an employment agreement with Mr.
                         West (which renews annually in May) pursuant to which he is entitled to a certain minimum base salary, a bonus based on the performance of the Company, and certain retirement benefits. The Company also has an employment agreement with Mr. Richard B. Lieb, Executive Vice President of the Company. Mr. Lieb's employment agreement is for a one-year term and renews annually in July of each year unless terminated prior thereto by either Mr. Lieb or the Company. In the event that the Company terminates his employment agreement without cause, Mr. Lieb is entitled to one year's severance pay. Mr. Lieb's employment agreement provides for a certain minimum base salary and participation in management bonus programs. Mr. Lieb received a base salary of $260,000 in 1997.
                            The Securities and Exchange Commission's proxy
                         rules also require disclosure of the range of potential realizable values from stock options granted during the fiscal year ended December 31, 1997, at assumed rates of stock price appreciation through the expiration date of the options, and the value realized from the exercise of options during the fiscal year ended December 31, 1997.

                                         OPTION GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS
                -----------------------------------------------------------------------------------------
                                           NUMBER OF
                                          SECURITIES     % OF TOTAL
                                          UNDERLYING   OPTIONS/SAR'S  EXERCISE OR
                                         OPTIONS/SAR'S   GRANTED TO   BASE PRICE              GRANT DATE
                                            GRANTED     EMPLOYEES IN   PER SHARE  EXPIRATION   PRESENT
                NAME                        (#)(1)     FISCAL YEAR(2)   ($/SH)       DATE    VALUE ($)(3)
                -----------------------------------------------------------------------------------------
                Alfred P. West, Jr. ....       -0-          0.0%            N/A        N/A           N/A
                Henry H. Greer..........    10,000          2.4%        $19.500    4/24/07   $ 89,200.00
                                             5,000                      $42.000    12/8/07   $ 99,350.00
                Richard B. Lieb.........    10,000          3.2%        $19.500    4/24/07   $ 89,200.00
                                            10,000                      $42.000    12/8/07   $198,700.00
                Edward D. Loughlin......    10,000          2.4%        $19.500    4/24/07   $ 89,200.00
                                             5,000                      $42.000    12/8/07   $ 99,350.00
                Carmen V. Romeo.........    10,000          4.0%        $19.500    4/24/07   $ 89,200.00
                                            15,000                      $42.000    12/8/07   $298,050.00
                -----------------------------------------------------------------------------------------

                         (1) All options granted to the named executive
                             officers were non-qualified options granted on April 24, 1997 and December 8, 1997, at an exercise price equal to the fair market value on such date. The April 24, 1997 options become exercisable in four equal annual installments beginning one year from the date of option grant. These options have an exercise price equal to the fair market value of the Shares as of the date of grant and a ten-year term. The December 8, 1997 options become exercisable in two equal installments upon achievement by the Company of certain earnings per share goals; provided that all options fully vest upon the seventh anniversary of the date of the option grant.
                        (2) Based on total number of Shares granted to
                            employees in 1997 of 622,000.
                        (3) Based on the Black-Scholes option pricing model
                            adapted for use in valuing executive stock options. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date of exercise; therefore, there is no assurance that the value actually received by an executive officer will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions as to variables such as interest rates, stock price, volatility, and future dividend yield. The key assumptions used in the Black-Scholes model valuation of the options are (i) an annual dividend yield of 1% for both option grants, (ii) a risk free rate of return of 7.052% for the 4/24/97 options and 6.054% for the 12/8/97 options, (iii) a beta coefficient of 34.71% for the 4/24/97 options and 40.01% for the 12/8/97 options, (iv) an exercise date of 7 years from the date of grant for both option grants, and (v) no reduction in values to reflect non-transferability and other restrictions on the options. These assumptions are not a forecast of future dividend yield or stock price performance or volatility.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                                                       NUMBER OF
                                                  SECURITIES UNDERLYING     VALUE OF UNEXERCISED,
                                                       UNEXERCISED              IN-THE-MONEY
                                                      OPTIONS HELD            OPTIONS AT FISCAL
                            SHARES      VALUE    AT FISCAL YEAR-END (#)        YEAR END ($)(2)
                          ACQUIRED ON  REALIZED ------------------------- -------------------------
NAME                     EXERCISE (#)   ($)(1)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
---------------------------------------------------------------------------------------------------
Alfred P. West, Jr......       -0-     $      0       -0-         -0-     $         0   $      0
Henry H. Greer..........       -0-     $      0   339,000      30,000     $10,294,281   $543,281
Richard B. Lieb.........    41,000     $865,437   145,750      36,250     $ 4,455,656   $572,969
Edward D. Loughlin......       -0-     $      0   175,250      28,750     $ 4,587,906   $513,594
Carmen V. Romeo.........    20,000     $705,000   100,000      40,000     $ 2,839,844   $543,281
---------------------------------------------------------------------------------------------------

(1) Represents the difference between the closing price of the Company's Common Stock on the exercise date and the exercise price of the options.
(2) Represents the difference between the closing price of the Company's Common Stock at December 31, 1997 ($42.00) and the exercise price of the options.

              Director   Each director who is not an employee of the Company
          Compensation   receives $1,800 per meeting attended and an annual
                         retainer of $10,800. The chairman of the Audit
                         Committee receives an additional annual fee of $2,400.
                            In 1997, Messrs. Doran and Porter, the Company's
                         non-employee directors, each received options to purchase 4,000 Shares at an exercise price of $42.00 per share under the SEI Investments Company 1997
                         Stock Option Plan, which was adopted by the Board of Directors on December 4, 1997. These options have an exercise price equal to the fair market value of the Shares as of the date of grant and a ten-year term.
                         The options become exercisable in two equal installments upon achievement by the Company of certain earnings per share goals; provided that all options fully vest upon the seventh anniversary of the date of the option grant.

  Notwithstanding anything to the contrary, the following Report of the Compensation Committee and the Performance Graph on page 17 shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          Compensation   The Company's compensation philosophy (which is
   Committee Report on   intended to apply to all members of management,
             Executive   including the Chief Executive Officer and the
          Compensation   President and Chief Operating Officer), as
                         implemented by the Compensation Committee, is to provide a compensation program which results in competitive levels of compensation and which incorporates incentives for management to attain the Company's annual goals and longer term objectives.
                         The Company believes that this approach enables it to attract, retain and reward highly qualified personnel.
                            The Compensation Committee, consisting of two non-
                         employee directors and Mr. West, the Chairman and Chief Executive Officer and largest shareholder of the Company, approves all policies and plans under which compensation is paid or awarded to management employees. Included in this group are management employees of all of the Company's business units other than sales employees who are under sales commission compensation plans. The compensation program for management employees consists of base salary; bonuses pursuant to incentive plans; and grants of stock options (in addition to benefits afforded all employees such as healthcare insurance and stock purchase and defined contribution plans).
                         Included in management is the Company's 16 member
                         Management Committee which is referred to herein as "senior management."
                            In 1997, the Compensation Committee retained an
                         independent compensation consulting firm to review compensation levels for senior management and its overall compensation program. Its review included a comparison of compensation of senior management to the compensation for senior executives of comparable companies and interviews with individual members of senior management. As a result of this review the Compensation Committee implemented certain changes in the compensation program designed to (1) align compensation more closely to long-term and short-term profitability and other financial goals and (2) encourage long-term stock ownership of senior management. The Compensation Committee believes that these objectives will enhance shareholder value.
                            The discussion below describes the Compensation
                         Committee's compensation process for 1997 and its 1998 strategies for compensation.

                        Base Salaries

                         The Compensation Committee seeks to set base salaries for senior management at levels that are competitive with salaries paid to management with comparable qualifications, experience, and responsibilities at companies of comparable size engaged in the same or similar businesses as the Company. Since 1992, the Committee has minimized base salary increases for senior management and, in general, base salaries have not increased from 1992 to 1997 except in connection with promotions or increased responsibilities of certain individuals. The Committee expects to continue to minimize base salary increases with incentive compensation tied to performance objectives becoming a larger portion of overall compensation. Base salaries, however, may be adjusted if an officer is promoted to a higher level management position or is given increased responsibilities.

                            As discussed above, in 1997 the Company retained
                         an independent compensation consulting firm to provide competitive compensation information which was used by the Compensation Committee in reviewing base salaries and total compensation for senior management. Based upon this information, other compensation data reviewed by the Committee and its overall compensation objectives, the Company believes the base salaries for senior management are set at appropriate levels.

                        Incentive Bonuses

                         During the beginning of each year, the Compensation Committee reviews target performance goals which are developed by the Chief Executive Officer, the President and Chief Operating Officer, and senior management of the Company. The Compensation Committee uses these to set threshold and target performance goals for purposes of the incentive compensation plan for the year. Goals are established at the corporate level and also at business unit levels. Bonus pools for achieving targets are established for business units and for senior management (including the Chief Executive Officer and the President and Chief Operating Officer). These target bonus pools are prorated if the target goals are exceeded or if they are not met, provided that the threshold goals are met.
                            During December of each year, the Compensation
                         Committee reviews the Company's actual performance as compared to the threshold and target goals and determines the total amount of bonuses for the year and the specific bonuses to be paid to the Chief Executive Officer, the President and Chief Operating Officer and senior management. In addition, the size of the final bonus pools may be adjusted for non-financial achievements, changes in the market units or other organizational changes during the year. The amount of the bonus paid to each member of senior management (other than the Chief Executive Officer and the President and Chief Operating Officer) is based upon recommendations from the Chief Executive Officer and the President and Chief Operating Officer and reflects, in addition to overall Company performance, the performance of his or her business unit, and any individual achievements during the year as well as internal and client evaluations. The amounts of the bonuses paid to the Chief Executive Officer and the President and Chief Operating Officer of the Company are determined by the non-employee members of the Compensation Committee based upon the Company's achievement of profitability and revenue growth goals and the achievement of strategic organizational goals.
                            In December 1997, the Compensation Committee
                         reviewed the financial performance of the Company for 1997 and the achievement of the non-financial goals. Based on its conclusion that the Company met substantially all of its financial and non-financial goals, the Compensation Committee approved the full amount of incentive bonuses for senior management that were established during the year.
                            For 1998, the Compensation Committee adopted a
                         corporate compensation plan that is based on assigning each employee an individual potential compensation award. The actual award is then based on the achievement of (1) corporate goals, (2) the employee's business unit goals and (3) the employee's individual goals. The individual potential compensation award assigned at the beginning of the year replaces business unit compensation pools which were used in prior years. The Compensation Committee believes that the individual potential awards will give employees more predictability as to the incentive compensation to be achieved.

                        Stock Options

                         Prior to 1992, the philosophy of the Company was to grant stock options to senior management as an additional form of compensation for services rendered. In accordance with this philosophy, senior management normally would receive option grants each year except that Mr. West, the Chairman, Chief Executive Officer and largest shareholder of the Company, has never received stock option grants from the Company.
                            The Compensation Committee believes that ownership
                         of Common Stock and options increases the alignment of management's incentives to the long-term goals of the Company and its shareholders. To this end more options were granted in 1997 than 1996, but the vesting provisions were changed so that the options are not exercisable for seven years unless the Company achieves certain earnings targets which would accelerate the vesting schedule. Prior grants vested equally over four years. In addition, the Compensation Committee approved and recommended to the Board of Directors the 1998 Equity Compensation Plan (described in Proposal No. 2), and modifications to the Company's stock purchase plan (described in Proposal No. 3) and the Company's Capital Accumulation Plan to facilitate stock ownership.

                        Application of Section 162(m)

                         Payments during 1997 to the Company's management employees as discussed above were made with regard to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
                         Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation." It is the Compensation Committee's intention to consider the deductibility of compensation under Section 162(m).

                            COMPENSATION COMMITTEE

                              Alfred P. West, Jr.
                              William M. Doran
                              Henry H. Porter, Jr.

          Compensation   Members of the Company's Compensation Committee are
  Committee Interlocks   Messrs. West, Doran and Porter. Mr. West is the Chief
           and Insider   Executive Officer of the Company. Mr. Doran is a
         Participation   partner in the law firm of Morgan, Lewis & Bockius
                         LLP, which performed services for the Company during the year ended December 31, 1997. The Company proposes to retain the services of such firm in 1998.

                         STOCK PRICE PERFORMANCE GRAPH

                         The Stock Price Performance Graph below compares the yearly percentage change in the cumulative total return (based upon changes in share prices) of the Company's Common Stock against the NASDAQ National Market System ("NASDAQ Market Index") and a peer industry group that consists of software, data processing companies (40%) and financial, fund management companies (60%). The percentage allocation for each industry group is based on the approximate percentage of the Company's revenue attributable to each line of business during the fiscal year ended December 31, 1997. The graph assumes a $100 investment on January 1, 1993 and the reinvestment of all dividends.


                Comparison of Cumulative Total Return of SEI Investments, Industry Index, and NASDAQ Market Index

                          [LINE GRAPH APPEARS HERE]

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

      (Proposal No. 2)
                         APPROVAL OF SEI INVESTMENTS COMPANY 1998 EQUITY COMPENSATION PLAN

                         At the 1998 Annual Meeting, there will be presented to shareholders a proposal to approve the adoption of the SEI Investments Company 1998 Equity Compensation Plan (the "1998 Equity Compensation Plan"). The Board of Directors adopted the 1998 Equity Compensation Plan on April 23, 1998, subject to shareholder approval. If approved by shareholders at the 1998 Annual Meeting, the 1998 Equity Compensation Plan will be effective on May 21, 1998. The 1998 Equity Compensation Plan is intended to replace the Company's Stock Option Plan and 1997 Stock Option Plan. The Board of Directors believes the 1998 Equity Compensation Plan will help the Company attract, retain and motivate employees, directors and key advisors, and will encourage participants to devote their best efforts to the business and financial success of the Company. The Board of Directors believes that providing employees, directors and key advisors with the opportunity to acquire an equity interest in the Company, will serve to align their interests closely with other shareholders. The principal terms of the 1998 Equity Compensation Plan are discussed below.
                            THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES
                         CAST AT THE 1998 ANNUAL MEETING BY THE HOLDERS OF OUTSTANDING SHARES IS REQUIRED TO APPROVE THE 1998 EQUITY COMPENSATION PLAN. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

                         DESCRIPTION OF THE 1998 EQUITY COMPENSATION PLAN

                         The 1998 Equity Compensation Plan provides for grants of stock options, restricted stock and stock appreciation rights to selected employees (including employees who are also directors) of the Company or its subsidiaries, key advisors (including consultants) who perform valuable services to the Company or its subsidiaries and directors who are not employees of the Company. In addition, the 1998 Equity Compensation Plan provides for grants of performance units to employees and key advisors. Grants of stock options, restricted stock, stock appreciation rights and performance units are referred to collectively as "Grants." The Company intends to file a registration statement on Form S-8 to register the Shares issuable under the 1998 Equity Compensation Plan if the 1998 Equity Compensation Plan is approved by the shareholders.
                            General. Subject to adjustment in certain
                         circumstances as discussed below and to shareholder approval of the 1998 Equity Compensation Plan, the 1998 Equity Compensation Plan provides that the total number of Shares that may be issued or transferred under the 1998 Equity Compensation Plan is the sum of
                         (i) 1.5 million Shares, and (ii) the number of Shares reserved for issuance, but not subject to outstanding or previously exercised stock options granted, as of May 21, 1998, under the Company's Stock Option Plan and 1997 Stock Option Plan, plus any Shares that, but for the termination of such plans, would have again become available for grants after May 21, 1998, because of the termination, expiration, cancellation, forfeiture, or surrender of options previously granted under such plans. The maximum number of Shares that may be subject to incentive stock options granted under the 1998 Equity Compensation Plan is
                         1.5 million Shares. If, and to the extent, Grants under the 1998 Equity Compensation Plan expire, or are canceled, forfeited, exchanged, surrendered, or terminated for any reason without being exercised, or the shares subject to a Grant are forfeited, the Shares subject to such Grant again will be available for grant under the 1998 Equity Compensation Plan. In addition, any Shares delivered to the Company to exercise a stock option granted under the 1998 Equity Compensation Plan, or to satisfy the Company's withholding obligations with respect to any Grants made under the 1998 Equity Compensation Plan will also be available for Grant under the 1998 Equity Compensation Plan.
                            Administration of the 1998 Equity Compensation
                         Plan. The 1998 Equity Compensation Plan will be administered and interpreted by a committee (the "Committee") of the Board of Directors consisting of not less than two persons appointed by the Board of Directors from among its members, each of whom may, but is not required to, be a "non-employee" director as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined by Section 162(m) of the Internal Revenue Code of

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

                         1986, as amended (the "Code"). The Stock Option Committee will serve as the Committee required by the 1998 Equity Compensation Plan.
                            The Committee has the authority to determine (i)
                         the persons to whom Grants may be made under the 1998 Equity Compensation Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the 1998 Equity Compensation Plan. In addition to any Grants made at the discretion of the Committee, directors who are not employees of the Company will, as discussed below, receive automatic grants of stock options under the 1998 Equity Compensation Plan.
                            The Committee has full power and authority to
                         administer and interpret the 1998 Equity Compensation Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the 1998 Equity Compensation Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. Notwithstanding the foregoing, the Board of Directors may ratify or approve Grants, in which case references to the "Committee" shall be deemed to include the Board of Directors.
                            Grants. Grants under the 1998 Equity Compensation
                         Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code, (ii) nonqualified stock options that are not intended to so qualify ("NQSOs", and together with ISOs, "Options"), (iii) restricted stock, (iv) stock appreciation rights ("SARs") or (v) performance units.

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

                            Eligibility for Participation. Grants may be made
                         to any employees (including officers and directors) of, or key advisors or consultants to, the Company or its subsidiaries and to directors who are not employees of the Company. As of April 7, 1998, 1,088 employees (including 4 employee directors) and 2 directors who are not employees of the Company would have been eligible for Grants under the 1998 Equity Compensation Plan. One key advisor would have been eligible for Grants under the 1998 Equity Compensation Plan. During any calendar year, no participant may receive Grants under the 1998 Equity Compensation Plan for more than 100,000 Shares.
                            Options. The exercise price of any Option granted
                         under the 1998 Equity Compensation Plan will not be less than the fair market value of the underlying Shares on the date of grant. However, the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of the stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying Shares on the date of grant and the exercise price of an NQSO may be less than the fair market value of the underlying Shares on the date of grant, if the Grant is conditioned on the satisfaction of performance goals, which may, but are not required to be, designed to meet the requirements of "qualified performance-based compensation" under Section 162(m) of the Code.
                            The Committee will determine the term of each
                         Option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total voting power of all outstanding stock of the Company or its subsidiaries may not exceed five years from the date of grant. A participant may pay the exercise price
                         (i) in cash, (ii) with the approval of the Committee, by delivering Shares owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by any other method approved by the Committee. The Committee may permit a participant to instruct the Company to deliver the Shares due upon the exercise to a designated broker instead of to the participant.

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

                            Automatic NQSO Grants to Directors who are not
                         Employees of the Company. In addition to any other Grants made under the 1998 Equity Compensation Plan, a director who is not an employee of the Company will be granted an NQSO to purchase 8,000 Shares as of the date of the director's initial appointment to the Board of Directors (or at such other time as the Committee may determine), and an NQSO to purchase 4,000 Shares on each December 31st thereafter (or the date of any year-end Grants to employees or such other time as the Committee may determine), if the individual qualifies as a director who is not an employee of the Company on such date. The exercise price of such NQSOs will be equal to the fair market value of the underlying Shares on the date of grant. The term of the NQSOs will be ten years and the NQSOs will become exercisable in four equal installments on the first, second, third and fourth anniversaries of the date of grant, unless the Committee determines otherwise. No portion of any NQSO will become exercisable after an individual ceases to be a director, unless the individual is an employee of the Company at such time.
                            Restricted Stock. The Committee may issue Shares
                         to participants pursuant to the 1998 Equity
                         Compensation Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The number of Shares granted to each participant shall be determined by the Committee, subject to the maximum individual limit described above. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine.
                            Stock Appreciation Rights. The Committee may grant
                         SARs alone or in tandem with any stock option pursuant to the 1998 Equity Compensation Plan. Unless the Committee determines otherwise, the base price of an SAR will be the exercise price of the related stock option or, if there is no related option, the fair market value of a Share on the date of grant of the SAR. When the participant exercises an SAR, the participant will receive the amount by which the fair market value of a Share on the date of exercise exceeds the base price of the SAR. The Committee will determine whether the appreciation will be paid in cash or in Shares, or in

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

                         a combination of the two. To the extent a participant exercises a tandem SAR, the related option will terminate. Similarly, upon exercise of a stock option, the related SAR, if any, will terminate.
                            Performance Units. The Committee may grant
                         performance units to employees or key advisors.
                         Performance units may be payable in cash or Shares at the end of a specified performance period. Payment will be contingent upon achieving performance goals by the end of the performance period. The measure of a performance unit may be based on the fair market value of a Share or such other measurement base as the Committee may determine. The Committee will determine the performance criteria, the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made.
                            Section 162(m). Under Section 162(m) of the Code,
                         the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options and SARs granted under the 1998 Equity Compensation Plan, amounts received in connection with the grant of performance units and the value of Shares received when the Shares of restricted stock became transferable (or such other time when income is recognized). An exception exists, however, for "qualified performance-based compensation." The 1998 Equity Compensation Plan is intended to allow Grants to meet the requirements of "qualified performance-based compensation."
                            Stock options and SARs should generally meet the
                         requirements of "qualified performance-based compensation," if the exercise price is at least equal to the fair market value of the Shares on the date of grant. In addition, the Committee may determine that performance units, NQSOs granted with an exercise price that is less than the fair market value of the underlying Shares on the date of grant ("Discounted Options") and restricted stock are intended to be "qualified performance-based compensation" under Section 162(m) of the Code.

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

                            With respect to grants of Discounted Options,
                         restricted stock and performance units intended to be "qualified performance-based compensation," the Committee will establish in writing the objective performance goals that must be met and other conditions of the award before the beginning of the performance period or during a period permitted by
                         Section 162(m) of the Code. The performance goals may relate to the employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the two. The Committee will use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Committee will not have discretion to increase the amount of compensation that is payable upon achievement of performance goals.
                            If Discounted Options, restricted stock or
                         performance units measured with respect to the fair market value of Shares are granted as "qualified performance-based compensation," not more than 100,000 Shares may be granted to an employee under the Discounted Options, performance units or restricted stock for any year of a performance period. If performance units are measured with respect to other criteria, the maximum amount that may be paid to an employee with respect to each year of a performance period is $1,000,000. At the end of each performance period, the Committee will certify the results of the performance goals and the extent to which the performance goals have been met.
                            Transferability. Grants are generally not
                         transferable by the participant, except in the event of death. However, the Committee may grant NQSOs that allow the participant to transfer the NQSOs on certain conditions.

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

                            Amendment and Termination of the 1998 Equity
                         Compensation Plan. The Board of Directors may amend or terminate the 1998 Equity Compensation Plan at any time; provided, however, that the Board of Directors may not, without shareholder approval, make any amendment that requires shareholder approval pursuant to Section 162(m) or 422 of the Code (and the Board of Directors has determined that compliance with
                         Section 422 of the Code is desirable). The 1998 Equity Compensation Plan will terminate on the date immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the shareholders.
                            Adjustment Provisions. In the event of certain
                         transactions identified in the 1998 Equity
                         Compensation Plan, the Committee may appropriately adjust: (i) the maximum number of Shares available for Grants and the individual Share limits, (ii) the number of Shares covered by outstanding Grants, (iii) the kind of Shares issued under the 1998 Equity Compensation Plan and (iv) the price per share or market value of Grants, and such adjustments will be effective and binding for all purposes of the 1998 Equity Compensation Plan.
                            Change of Control of the Company. In the event of
                         a change of control, unless the Board of Directors determines otherwise, all Options, restricted stock and SARs will become fully vested, and grantees holding performance units will receive a pro-rata payment in settlement of the units based on the target payment for the performance period and the portion of the performance period that precedes the change of control.
                            A change of control occurs if (i) any person
                         (other than Alfred P. West, Jr.) becomes a beneficial owner of more than 30% of the voting power of the Company's securities, (ii) the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for the liquidation or the sale of substantially all the Company's assets, (iii) the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for the merger or consolidation of the Company with any other corporation where the shareholders of the Company immediately before the transaction will not own more than 50% of the voting power of all securities of the Company immediately after the merger, (iv) any person (other than the Company) has commenced a tender offer or exchange offer for 30% or more of the voting power of the then outstanding Shares of the Company, or (v) at least a majority of the Board does not consist of individuals who were elected, or nominated for election, by the directors in office at the time of such election or nomination.
                            Federal Income Tax Consequences. The current
                         federal income tax treatment of Grants under the 1998 Equity Compensation Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the 1998 Equity Compensation Plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.
                            There are no federal income tax consequences to a
                         participant or to the Company upon the grant of an NQSO under the 1998 Equity Compensation Plan. Generally, upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO). The capital gain tax rate will depend on the length of time the shares are held and certain other factors.
                            A participant who is granted an ISO will not
                         recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. The capital gain tax rate will depend on the length of time the shares are held and certain other factors.
                            As a general rule, if a participant disposes of
                         the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be capital gain, depending upon the length of time the participant held his or her shares prior to the disposition and certain other factors.
                            A participant normally will not recognize taxable
                         income upon receiving restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock is awarded in an amount equal to the fair market value of the shares subject to the restricted stock Grant

                         (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of the shares will be capital gain or loss.
                            There are no federal income tax consequences to a
                         participant or to the Company upon the grant of an SAR under the 1998 Equity Compensation Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (the capital gain tax rate will depend on the length of time the shares were held and certain other factors) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).
                            There are no federal income tax consequences to a
                         participant or to the Company upon the grant of performance units under the 1998 Equity Compensation Plan. If the participant receives payment of the performance units in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives payment of the performance units in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the payment of the performance units. Upon the sale of any shares acquired upon payment of the performance units, a participant will have a capital gain or loss (the capital gain tax rate will depend upon the length of time the shares were held and certain other factors) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of the payment of the performance units).
                            The Company's income tax deduction in any of the
                         foregoing cases may be limited by the $1,000,000 limit of Section 162(m) of the Code if the Grant does not qualify as "qualified performance-based compensation" under Section 162(m) of the Code (see "Section 162(m)" above).
                            Tax Withholding. The Company has the right to
                         deduct from all Grants paid in cash or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to Grants, and the participant or other person receiving shares under the 1998 Equity Compensation Plan will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares. A participant may elect to satisfy the Company's income tax withholding obligation by withholding shares received from the exercise of a stock option or SAR or a restricted stock or performance unit Grant.
                            1998 Equity Compensation Plan Benefits. The
                         following table sets forth certain benefits related to the 1998 Equity Compensation Plan. Other than automatic grants of NQSOs to directors who are not employees of the Company as set forth below, future awards under the 1998 Equity Compensation Plan are not determinable because grants are made at the discretion of the Committee. No grants have been made as of the date hereof under the 1998 Equity Compensation Plan. As of April 7, 1998, the closing price of the Company's Shares reported on the Nasdaq National Market System was $66.00 per share.

                                           NEW PLAN BENEFITS
                         SEI INVESTMENTS COMPANY 1998 EQUITY COMPENSATION PLAN

                                                               NUMBER OF SHARES
                                                                  SUBJECT TO
                                                                 NONQUALIFIED
                     NAME AND POSITION                          STOCK OPTIONS
                ---------------------------------------------------------------
                Non-Executive Director Group/(1)/.............      8,000
                ---------------------------------------------------------------

                         (1) Assumes election to the Board of Directors at the
                             1998 Annual Meeting of the individuals nominated by the Board of Directors.

      (Proposal No. 3)   APPROVAL OF THE SEI INVESTMENTS COMPANY EMPLOYEE
                         STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

                         At the Annual Meeting, there will be presented to the shareholders a proposal to approve the adoption of the SEI Investments Company Employee Stock Purchase Plan, as amended and restated (the "Employee Stock Purchase Plan") (formerly the SEI Corporation Employee Stock Purchase Plan). On October 15, 1997 and on April 23, 1998, subject to shareholder approval as indicated below, the Board of Directors amended the Employee Stock Purchase Plan to reflect the changes described below. The Board of Directors also approved the Employee Stock Purchase Plan, as amended and restated, to reflect such changes.
                            Under the proposal, changes to the Employee Stock
                         Purchase Plan that are subject to shareholder approval are: (i) an increase in the number of Shares available under the Employee Stock Purchase Plan, from 800,000 Shares to 1,300,000 Shares; (ii) a change in the definition of "compensation" from that of base pay to total compensation and the elimination of the 10% cap (in favor of a 100% cap) on compensation that may be subject to purchases of Shares under the Employee Stock Purchase Plan (however, the $25,000 annual cap on purchases under the Plan continues to apply); (iii) the elimination of the shareholder approval requirement for amendments to the Employee Stock Purchase Plan that materially increase benefits for participants; and
                         (iv) the extension of the expiration date of the Employee Stock Purchase Plan from January 1, 2001 to May 20, 2008. Other changes to the Employee Stock Purchase Plan include: (i) the addition of a lump sum payment option to purchase Shares under the Employee Stock Purchase Plan and (ii) changes in the name of the Employee Stock Purchase Plan and any references to the Company in the Employee Stock Purchase Plan to reflect the change in the name of the Company.
                            The Board of Directors believes that the foregoing
                         changes will enable the Employee Stock Purchase Plan to better fulfill its stated purpose of providing eligible employees of the Company and its participating subsidiaries who wish to become shareholders or to increase their existing share holdings, an opportunity to purchase Shares, to the mutual benefit of both the employees and the Company. The principal terms of the Employee Stock Purchase Plan are discussed below.
                            THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES
                         CAST AT THE 1998 ANNUAL MEETING BY THE HOLDERS OF OUTSTANDING SHARES IS REQUIRED TO APPROVE THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

                         DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

                         The Employee Stock Purchase Plan provides eligible employees of the Company and participating subsidiaries with a means to purchase, through payroll deductions, Shares at a discount, consistent with the provisions of the Code. Beginning on October 15, 1997, the Employee Stock Purchase Plan also permitted eligible employees to purchase Shares with a lump sum payment. The Company intends to file a registration statement on Form S-8 to register the additional Shares reserved for issuance pursuant to the Employee Stock Purchase Plan if the Employee Stock Purchase Plan, as amended and restated, is approved by the shareholders.
                            General. The Employee Stock Purchase Plan, as
                         amended and restated, increases the number of Shares available under the Employee Stock Purchase Plan from 800,000 to 1,300,000, subject to adjustment in the event of a reclassification, subdivision, split-up, spin-off, stock dividend, exchange, or other increase or decrease in the number of issued Shares.

                            Eligible Participants. Employees of the Company
                         and participating subsidiaries are eligible to participate in the Employee Stock Purchase Plan, if their customary employment is for more than 20 hours per week and for more than five months per year. An employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a participating subsidiary will not be eligible to participate in the Employee Stock Purchase Plan. As of April 7, 1998, 1,088 employees were eligible to participate in the Employee Stock Purchase Plan. It is not possible to determine how many eligible employees will participate in the Employee Stock Purchase Plan in the future or the level of any such participation.
                            Share Purchases. Pursuant to an eligible
                         employee's election, Shares are purchased through payroll deductions at a stated dollar amount or percentage of compensation elected by the eligible employee that is not less than 1% of his or her compensation per pay period and currently, is not more than 10% of such compensation. The amended and restated Employee Stock Purchase Plan eliminates the 10% cap on an eligible employee's compensation and permits an eligible employee to make one lump sum payment of not less than $25 per purchase period to purchase Shares under the Employee Stock Purchase Plan.
                            Compensation is currently defined under the
                         Employee Stock Purchase Plan as regular salary, wages, and commissions paid, during the period of reference, to an employee by the Company or a participating subsidiary, including the employee's 401(k) plan elective deferrals, but excluding bonuses, overtime payments, shift differential payments, other special compensation, and any amounts accrued for the benefit of an employee but not paid during the period of reference. The Employee Stock Purchase Plan, as amended and restated, defines compensation as wages and other compensation paid during the period of reference that is reported on Form W-2, and the employee's 401(k) plan and 125 plan elective deferrals.

                            Shares are purchased in whole shares at a price
                         equal to 85% of the market value of a Share on the last business day of each purchase period. The market value of a Share is the last reported sale price of a Share on the Nasdaq National Market System. No employee is permitted to purchase Shares under the Employee Stock Purchase Plan which in the aggregate exceed $25,000 of the market value of such Shares determined on the last day of each purchase period in any calendar year.
                            Each eligible employee who elects to participate
                         in the Employee Stock Purchase Plan will, without any action on his or her part, automatically be deemed to have exercised his or her right to purchase Shares on the last day of each purchase period, to the extent that the amount withheld through payroll deduction throughout the purchase period or paid through a lump sum is sufficient to purchase, at the purchase price, one or more whole Shares. A right to purchase Shares under the Employee Stock Purchase Plan is not transferable by an employee other than by will or by the laws of descent and distribution and is exercisable during his or her lifetime only by the employee.
                            Suspension and Changes in Participation. An
                         employee may voluntarily suspend his or her participation in the Employee Stock Purchase Plan within the timeframe established by the Administrative Committee (as defined below), but in any event within a reasonable time prior to the last business day of a purchase period. Within 60 days after such suspension, the employee will be paid the amount of any payroll deductions or lump sum payments credited to the employee under the Employee Stock Purchase Plan. An employee may resume participation effective as of the first day of the first purchase period reasonably possible after the date the Administrative Committee receives the eligible employee's notice of participation. An employee may change the rate or amount of his or her payroll deductions within the timeframe established by the Administrative Committee, but in any event within a reasonable time prior to the first day of a purchase period.
                            Generally, if an employee terminates his or her
                         employment with the Company or ceases to be an eligible employee, the total amount of the employee's payroll deductions and lump sum payments made under the Employee Stock Purchase Plan up to the date of his or her termination of employment or cessation of eligibility will be used to purchase whole Shares under the Plan as of the last business day of the current or next purchase period, as applicable, and any balance will be refunded to the employee.
                            Since the purpose of the Employee Stock Purchase
                         Plan is to enable eligible employees to become shareholders of the Company, Shares purchased under the Employee Stock Purchase Plan are intended to be held by the employee as a long-term investment. The Administrative Committee, in its sole discretion, may exclude from participation any employee who purchases Shares and, other than in isolated cases, sells the Shares in violation of this purpose of the Employee Stock Purchase Plan. Once excluded from participation under these circumstances, an eligible employee will only be readmitted with the consent of the Administrative Committee.
                            All funds received or held by the Company under
                         the Employee Stock Purchase Plan are general assets of the Company, free of any trust or other restriction, and may be used for any corporate purpose. No interest on such funds will be credited to or paid to any participant under the Employee Stock Purchase Plan.
                            Plan Administration and Termination. The Employee
                         Stock Purchase Plan provides for administration of the Plan by a committee appointed by the Board of Directors (the "Administrative Committee"). The Board of Directors may terminate, suspend or amend the Plan in any respect at any time, except that the approval of the Company's shareholders is required for any amendment that increases the number of Shares available for purchase under the Plan, allows any person who is not an eligible employee (as described above) to become a participant in the Employee Stock Purchase Plan or materially increases the benefits accruing to participants under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan, as amended and restated, eliminates the requirement that the Board of Directors seek shareholder approval prior to amending the Employee Stock Purchase Plan to otherwise materially increase the benefits accruing to participants or to provide for purchase periods of less than one calendar month or longer than 12 calendar months or provide for overlapping purchase periods.
                            If approved by shareholders, the Employee Stock
                         Purchase Plan, as amended and restated, will generally be effective on May 21, 1998 and, unless earlier terminated, will continue in effect through May 20, 2008, except that if at the end of any purchase period the aggregate funds available for the purchase of Shares would purchase a greater number of Shares than is available for purchase, the number of Shares that would otherwise be purchased by each participant at the end of the purchase period will be proportionately reduced in order to eliminate the excess. The Employee Stock Purchase Plan would then automatically terminate after such purchase period.
                            Tax Treatment. The current federal income tax
                         treatment of Shares purchased under the Employee Stock Purchase Plan is generally described below. Local and state tax authorities may also tax Shares purchased under the Employee Stock Purchase Plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.
                            The Employee Stock Purchase Plan is intended to
                         qualify as an employee stock purchase plan within the meaning of Section 423 of the Code, and it is intended to comply also with the provisions of
                         Section 421 of the Code and the rules and regulations issued thereunder.
                            Under the Code as currently in effect, a
                         participant will not be deemed to have recognized income, nor will the Company be entitled to a deduction, upon the participant's acquisition of Shares pursuant to the Employee Stock Purchase Plan. A participant who acquires shares under the Employee Stock Purchase Plan will recognize income when he or she sells or otherwise disposes of such shares.
                            If a participant sells shares acquired under the
                         Employee Stock Purchase Plan more than two years after the date on which the right to purchase the shares was granted and more than one year after the purchase of the shares (the "statutory holding period"), a portion of the participant's gain will be ordinary income and a portion will be capital gain. The participant will be taxed at ordinary income tax rates on the excess of the value of the shares when the option was granted over the purchase price, or, if less, the entire gain on the sale. The participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant's basis in the shares (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long the stock is held by the participant and certain other factors. The Company will not be entitled to any tax deduction with respect to a sale by a participant after the statutory holding period.
                            If a participant sells shares before the
                         expiration of the statutory holding period, the participant generally will be taxed at ordinary income tax rates to the extent that the value of the shares when the shares were purchased exceeded the purchase price. The Company will be entitled to a corresponding deduction. The participant will have additional capital gain or loss on the difference between the proceeds of the sale and the participant's basis in the shares (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long the stock is held by the participant and certain other factors.
                            The estate of a participant who dies while holding
                         shares acquired under the Employee Stock Purchase Plan will recognize ordinary income in the year of the participant's death equal to the excess of the value of the shares when the option was granted over the purchase price, or, if less, the amount by which the fair market value of the shares at the date of death exceeds the purchase price.

      (Proposal No. 4)
                         RATIFICATION OF SELECTION OF AUDITORS

                         The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to be the Company's auditors for 1998. Although not required to do so, the Board of Directors has determined that it would be desirable to request ratification of this appointment by the holders of Shares of the Company. If such ratification is not received, the Board of Directors will reconsider the appointment. Representatives of Arthur Andersen LLP are expected to be available at the 1998 Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
                            THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES
                         CAST AT THE 1998 ANNUAL MEETING BY THE HOLDERS OF THE OUTSTANDING SHARES IS REQUIRED FOR THE RATIFICATION OF THIS SELECTION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

                         OTHER MATTERS

                         As of the date of this Proxy Statement, management knows of no other matters to be presented for action at the 1998 Annual Meeting. However, if any further business should properly come before the 1998 Annual Meeting, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

                         SOLICITATION OF PROXIES

                         The accompanying proxy card is solicited on behalf of the Board of Directors of the Company. Following the original mailing of the proxy materials, proxies may be solicited personally by officers and employees of the Company, who will not receive additional compensation for these services. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of Shares.

                         PROPOSALS OF SHAREHOLDERS

                         Proposals which shareholders intend to present at the next annual meeting of Shareholders of the Company must be received by the Secretary of the Company at its principal offices (Oaks, PA 19456-1100) no later than December 26, 1998.

                         ADDITIONAL INFORMATION

                         The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's 1997 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Such written requests should be directed to Murray A. Louis, Vice President, at the Company's principal offices.

                        SEI
                          Investments  Oaks, PA 19456

--------------------------------------------------------------------------------

PROXY                       SEI INVESTMENTS COMPANY                      PROXY

          This proxy is solicited on behalf of the Board of Directors

     The undersigned shareholder of SEI Investments Company (the "Company") hereby appoints Kevin P. Robins, Sandra K. Orlow and Lydia A. Gavalis, or any of them (with full power to act alone in the absence of the other and with full power of substitution in each), the proxy or proxies of the undersigned, and hereby authorizes any of them to represent and to vote as designated on the reverse, all Shares of Common Stock of the Company held of record by the undersigned at the close of business on April 7, 1998, at the Annual Meeting of Shareholders to be held on May 21, 1998, and at any adjournments thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                       Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                            SEI INVESTMENTS COMPANY

                                 May 21, 1998


                Please Detach and Mail in the Envelope Provided


[X] Please mark your
    votes as in this
    example.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.

(Instructions: To withhold authority to vote for any individual nominee, strike such nominee's name from the list of nominees.)

                      FOR ALL    WITHHOLD ALL
1.  Election of         [_]          [_]          Nominees:  Alfred P. West, Jr.
    Directors                                                William M. Doran


2.  Approval of the SEI Investments Company 1998         [_]      [_]      [_]
    Equity Compensation Plan.

3.  Approval of the SEI Investments Company Employee
    Stock Purchase Plan, as amended and restated.        [_]      [_]      [_]

4.  Ratification of the selection of Arthur Andersen     [_]      [_]      [_]
    LLP as the Company's auditors for 1998.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

    This proxy, when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

CHECK HERE FOR ADDRESS CHANGE        [_]

CHECK HERE IF YOU PLAN TO ATTEND     [_]
THE MEETING


SIGNATURE(S)                                     DATE
            ----------------------------------        --------------------------

Note: Please sign exactly as name appears hereon. When Shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.